Exhibit 10.5

ZHONE TECHNOLOGIES, INC.

NONQUALIFIED INDUCEMENT STOCK OPTION GRANT NOTICE AND

STOCK OPTION AGREEMENT

As an inducement material to the decision by the individual listed below (the “Optionee”) to accept employment with Zhone Technologies, Inc., a Delaware corporation (the “Company”), and pursuant to that certain employment agreement entered into by and between the Optionee and the Company, dated as of July 17, 2014, the Company hereby grants to the Optionee a nonqualified option to purchase the number of shares of the common stock of the Company (“Common Stock”), set forth below (the “Option”). This Option is subject to all of the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”), which is incorporated herein by reference. This Option is made and granted as a stand-alone award and is not granted under or pursuant to the Zhone Technologies, Inc. Amended and Restated 2001 Stock Incentive Plan (the “Plan”). However, unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Stock Option Agreement.

Optionee:	James Norrod

Grant Date:	July 21, 2014

Vesting Commencement Date:	July 17, 2014

Exercise Price per Share:	$3.70/Share

Total Exercise Price:	$4,625,000

Total Number of Shares Subject to the Option:	1,250,000 shares

Expiration Date:	July 21, 2021

Vesting Schedule:	Subject to the terms and conditions of this Grant Notice and the Stock Option Agreement and subject to the Optionee’s continued service with the Company or an Affiliate through the applicable vesting date, the Option shall vest and become exercisable with respect to twenty-five percent (25%) of the shares of Common Stock subject thereto on the first anniversary of the Vesting Commencement Date set forth above, and with respect to an additional 1/48th of the shares of Common Stock subject thereto on each monthly anniversary thereafter.

Termination:	The Option shall terminate on the Expiration Date set forth above or, if earlier, in accordance with the terms of the Stock Option Agreement.

By his or her signature, the Optionee agrees to be bound by the terms and conditions of the Stock Option Agreement and this Grant Notice. The Optionee has reviewed the Stock Option Agreement and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice and the Stock Option

Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Stock Option Agreement or relating to the Option.

ZHONE TECHNOLOGIES, INC.		OPTIONEE

By:	/s/ Kirk Misaka	By:	/s/ James Norrod

Print Name:	Kirk Misaka	Print Name:	James Norrod

Title:	CFO

EXHIBIT A

TO NONQUALIFIED INDUCEMENT STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

Pursuant to the Nonqualified Inducement Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, Zhone Technologies, Inc., a Delaware corporation (the “Company”), has granted to the Optionee an option (the “Option”) to purchase the number of Shares indicated in the Grant Notice.

1.	General.

1.1 Non-Plan Grant; Incorporation of Terms of Plan. The Option is made and granted as a stand-alone award, separate and apart from, and outside of, the Zhone Technologies, Inc. Amended and Restated 2001 Stock Incentive Plan (the “Plan”), and shall not constitute an award granted under or pursuant to the Plan. Notwithstanding the foregoing, the terms, conditions and definitions set forth in the Plan shall apply to the Option as though the Option had been granted under the Plan (including but not limited to the adjustment provision contained in Section 14 of the Plan), and the Option shall be subject to such terms, conditions and definitions, which are hereby incorporated into this Agreement by reference. For the avoidance of doubt, the Option shall not be counted for purposes of calculating the aggregate number of Shares that may be issued or transferred pursuant to Awards under the Plan as set forth in Section 4.1 of the Plan. In the event of any inconsistency between the Plan and this Agreement, the terms of this Agreement shall control.

1.2 Employment Inducement Grant. The Option is intended to constitute an “employment inducement grant” under NASDAQ Listing Rule 5635(c)(4), and consequently is intended to be exempt from the NASDAQ rules regarding shareholder approval of stock option and stock purchase plans. This Agreement and the terms and conditions of the Option shall be interpreted in accordance and consistent with such exemption.

2.	Grant of Option.

2.1 In consideration of the Optionee’s agreement to commence employment with and remain in the employ of the Company or its Subsidiaries and for other good and valuable consideration, on the date hereof, the Company irrevocably grants to the Optionee the Option to purchase all or any part of that number of whole Shares as is set forth in the Grant Notice upon the terms and conditions set forth in this Agreement and the Grant Notice.

2.2 In consideration of the granting of this Option by the Company, the Optionee agrees to render faithful and efficient services to the Company or a Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe, for a period of at least one (1) year (or such shorter period as may be fixed in the Grant Notice) from the Grant Date set forth in the Grant Notice.

3.	Purchase Price.

The price at which the Optionee shall be entitled to purchase Shares upon the exercise of the Option shall be equal to the Exercise Price per Share set forth in the Grant Notice.

4.	Duration of Option.

The Option shall be exercisable to the extent and in the manner provided herein for a period of seven (7) years from the Grant Date (the “Exercise Term”); provided, however, that the Option may be earlier terminated as provided in Section 7 hereof.

5.	Exercisability of Option.

Unless otherwise provided in this Agreement or the Plan, the Option shall become vested and exercisable in accordance with the Vesting Schedule set forth in the Grant Notice. Each installment that becomes vested and exercisable shall be cumulative and shall remain exercisable during the remaining period of the Exercise Term, unless sooner exercised or terminated as herein provided.

6.	Manner of Exercise and Payment.

6.1 Subject to the terms and conditions of this Agreement and the Plan (including without limitation, any alternative method of exercise and payment), the Option may be exercised by delivery to the Secretary of the Company, at its principal executive office of a written notice signed by the Optionee (or the person or persons then entitled to exercise the Option) complying with the applicable rules established by the Committee. Such notice shall state that the Optionee is electing to exercise the Option in whole or in part and the number of whole Shares in respect of which the Option is being exercised, provided, however, that any partial exercise of the Option shall be for not less than five hundred (500) Shares (or the minimum installment, if a smaller number of Shares). If requested by the Committee, the Optionee or such other person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.

6.2 The notice of exercise described in Section 6.1 hereof shall be accompanied by the full purchase price for the Shares in respect of which the Option is being exercised, in cash, by check, or with the consent of the Committee, (i) by Shares that have been held by the Optionee for at least six (6) months prior to the exercise of the Option, duly endorsed for transfer to the Company, that have a Fair Market Value on the day preceding the date of exercise equal to the cash amount for which such Shares are substituted or (ii) by Shares issuable to the Optionee upon exercise of the Option, with a Fair Market Value on the date of delivery equal to the cash amount for which such Shares are substituted, or (iii) by a combination of cash and the transfer of Shares.

6.3 Upon receipt of notice of exercise and full payment for the Shares in respect of which the Option is being exercised and all amounts which under federal, state or local law the Company (or other employer corporation) is required to withhold upon exercise of the Option in accordance with Section 13 hereof, the Company shall, subject to Section 14 of the Plan, take such action as may be necessary to effect the transfer to the Optionee of the number of Shares as to which such exercise was effective.

6.4 The Optionee shall not be deemed to be the owner of any Shares subject to the Option unless and until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised and all amounts which under federal, state or local law the Company (or other employer corporation) is required to withhold upon exercise of the Option, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee’s name shall have been entered as a stockholder of record on the books of the Company, whereupon the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

7.        Termination of Employment. The following provisions apply to the Option upon a termination or change in the status of the employment of the Optionee:

7.1 Disability or Retirement. If the Optionee suffers a Disability or retires on or after the Optionee’s Normal Retirement Date, (i) the Option or portion thereof which the Optionee was entitled to exercise on the date of the Optionee’s Termination of Employment shall continue to be exercisable in whole or in part by the Optionee or his or her guardian or legal representative at any time within one (1) year after the Disability Date or date of Termination of Employment by reason of retirement, as the case may be, but in no event after the expiration of the Exercise Term and (ii) unless otherwise determined by the Committee, the unvested portion of the Option shall terminate on the Disability Date or the date of such Termination of Employment by reason of retirement.

7.2 Death. If the Optionee dies while still employed by the Company or any Subsidiary, the Option shall immediately become vested and exercisable with respect to those Shares that otherwise would have vested during the one-year period following the Optionee’s death and shall be deemed to have become vested and exercisable on the day preceding the date of the Optionee’s death. The portion of the Option which the Optionee was entitled to exercise on the date of the Optionee’s death (which shall include the portion of the Option that becomes vested and exercisable pursuant to the preceding sentence) (i) shall continue to be exercisable in whole or in part at any time by the Optionee’s Beneficiary within one (1) year after the Optionee’s death but in no event after the expiration of the Exercise Term and (ii) unless otherwise determined by the Committee, the unvested portion of the Option shall terminate on the date of such death. If the Optionee dies after his or her Termination of Employment, then the Option or the portion thereof which the Optionee was entitled to exercise on the date of the Optionee’s death may be exercised by his or her Beneficiary within the period specified in Sections 7.1 or 7.4, as the case may be. In the event of the Optionee’s death, the Option shall be exercisable, to the extent provided in the Plan and this Agreement, by the legatee or legatees under his will, or by his personal representatives or distributees and such person or persons shall be substituted for the Optionee each time the Optionee is referred to herein.

7.3 Termination for Cause. If the Optionee’s Termination of Employment arises as a result of a termination for Cause, any unexercised portion of the Option (whether or not vested and exercisable) shall terminate and expire concurrently with the Optionee’s Termination of Employment, and no rights hereunder may be exercised by the Optionee.

7.4 Other Termination of Employment. Upon the Optionee’s Termination of Employment under circumstances other than those described in Sections 7.1 and 7.2 and for any reason other than a termination for Cause, (i) the Option or portion thereof which the Optionee was entitled to exercise on the date of the Optionee’s Termination of Employment shall continue to be exercisable in whole or in part at any time by the Optionee within three (3) months after the Optionee’s Termination of Employment but in no event after the expiration of the Exercise Term and (ii) unless otherwise determined by the Committee, the unvested portion of the Option shall terminate on the date of such Termination of Employment.

8.	Effect of Change in Control.

Notwithstanding anything contained in this Agreement to the contrary, in the event of a Change in Control, the Option shall continue; provided, however, that the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, may provide for any or all of the following alternatives (separately or in any combination):

(a) for the payment in cash upon the surrender to the Company for cancellation of the Option or portion of the Option to the extent vested and not yet exercised in an amount equal to the excess, if any, of (1) the greater of (A) the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Option or portion thereof surrendered or (B) the Adjusted Fair Market Value of the Shares subject to the Option or portion thereof surrendered.

(b) for the replacement of the Option with other rights or property selected by the Committee in its sole discretion;

(c) for the accelerated vesting of all or a portion of the Option;

(d) for the assumption of the Option by the successor or survivor corporation, or a parent or subsidiary thereof, or the substitution by such corporation for the Option of a new option covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or

(e) for adjustments in the terms and conditions of the Option and/or the number and type of Shares or other securities or property subject to the Option.

In the case of a Change in Control which is also intended to constitute a Pooling Transaction, the Committee shall take such actions, if any, as are specifically recommended by an independent accounting firm retained by the Company to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including, without limitation (i) deferring the vesting, exercise or payment of the Option, (ii) providing that the payment of the Option shall be made in the form of cash, Shares or securities of a successor or acquirer of the Company, or a combination of the foregoing, and (iii) providing for the extension of the term of the Option to the extent necessary to accommodate the foregoing, but in no event beyond the Exercise Term.

9.	Nontransferability.

The Option granted hereunder shall not be transferable by the Optionee other than by will or the laws of descent and distribution or to a spouse or former spouse pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act (a “Domestic Relations Transfer”)). The Option may be exercised during the lifetime of the Optionee only by the Optionee or his or her guardian or legal representative; provided, however, if the Option is transferred to a spouse or a former spouse pursuant to a Domestic Relations Transfer, the Option may be exercised by such spouse or former spouse and provided, further, however, that the Committee, in its sole discretion, may provide that this Option may be otherwise transferable and exercisable by a transferee. Following transfer, for purposes of this Agreement, a transferee of an Option shall be deemed to be the Optionee; provided that the Option shall be exercisable by the transferee only to the extent and for such periods that the Option would have been exercisable if held by the Optionee. The terms of the Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

10.	No Right to Continued Employment.

Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary, nor shall this Agreement or the Plan interfere with or restrict in any way the rights of the Company or any Subsidiary, which are hereby expressly reserved, to terminate the Optionee’s employment at any time, with or without Cause.

11.	Adjustments.

In the event of a Change in Capitalization, the Committee may make appropriate adjustments to the number and class of Shares or other stock or securities subject to the Option and the purchase price for such Shares or other stock or securities. The Committee’s adjustment shall be made in accordance with the provisions of Section 14 of the Plan and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement.

12.	Effect of a Merger Consolidation or Liquidation.

Subject to Section 8 hereof, in the event of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a “Transaction”), the Option shall continue in effect in accordance with its terms and the Option shall be treated as provided for in the agreement entered into in connection with the Transaction or, if not so provided in such agreement, the Optionee shall be entitled to receive in respect of all Shares subject to the Option, upon exercise of the Option, the same number and kind of stock, securities, cash, property or other consideration that each holder of Shares was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions and restrictions applicable to the Option prior to such Transaction.

13.	Withholding of Taxes.

At such times as the Optionee recognizes taxable income in connection with the receipt of Shares or cash hereunder (a “Taxable Event”), the Optionee shall pay to the Company in cash an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the “Withholding Taxes”) prior to the issuance, or release from escrow, of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to the Optionee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the Withholding Taxes, the Optionee may make a written election (the “Tax Election”), which may be accepted or rejected in the sole discretion of the Committee, (i) to have withheld a portion of the Shares issuable to him or her upon exercise of the Option, having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the minimum Withholding Taxes required to be withheld or (ii) to deliver Shares that have been held by the Optionee for at least six (6) months, duly endorsed for transfer to the Company, having an aggregate Fair Market Value on the day preceding the date of exercise equal to the minimum Withholding Taxes required to be withheld.

14.	Optionee Bound by the Plan.

The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

15.	Modification of Agreement.

This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, by the Company provided, however, that any such modification, amendment, suspension, termination or waiver that adversely alters or impairs any rights or obligations under this Option may be made only by a written instrument executed by the parties hereto.

16.	Severability.

Whenever possible, each provision in this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held by a court of competent jurisdiction to be prohibited by or invalid or unenforceable under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of this Agreement shall remain in full force and effect.

17.	Governing Law.

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

18.	Successors in Interest.

This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee’s legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee’s heirs, executors, administrators and successors.

19.	Resolution of Disputes.

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Optionee and Company for all purposes.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, or caused this Agreement to be duly executed and delivered in their name and on their behalf, as of the day and year first above written.

ZHONE TECHNOLOGIES, INC.

By:
Name:
Title:

Name of Optionee: James Norrod